Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

ACETO CORPORATION

(Under Section 807 of the Business Corporation Law of the State of New York)

Pursuant to Section 807 of the Business Corporation Law of the State of New York (as amended from time to time, the “NYBCL”), I, the undersigned officer of ACETO CORPORATION, a New York corporation (the “Corporation”), do hereby certify as follows:

1.                  The name of the Corporation is Aceto Corporation. The name under which the Corporation was initially formed is Aceto Chemical Co. Inc.

2.                  On June 13, 1947, the Certificate of Incorporation was initially filed with the Department of State of New York (the “DOS”).

3.                  On November 9, 2015, the Certificate of Incorporation, as amended and restated thereto, was filed with the DOS.

4.                  On February 19, 2019, the Corporation and certain of its affiliates each commenced a voluntary case under title 11, chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”).

5.                  The Certificate of Incorporation, as heretofore amended (this “Certificate of Incorporation”), is hereby amended and/or changed to effect certain amendments or changes authorized by the NYBCL, to wit:

(a)               to change the purposes of the Corporation to include that it will be in accordance with the Plan (as defined herein), as permitted under Section 402(a)(2) of the NYBCL;

(b)               to change the authorized common stock and eliminate the Board of Directors’ authority to issue preferred stock, in accordance with Section 402(a)(4) of the NYBCL;

(c)               to change the county within the State of New York in which the office of the Corporation is located, as required by Section 402(a)(3) of the NYBCL;

(d)               to change the post-office address to which the Secretary of the State shall mail a copy of any process against the Corporation served upon him or her as required by Section 402(a)(7) and (8) of the NYBCL;

(e)               to change the size of the Board of Directors as permitted under Section 402(c) of the NYBCL;

(f)                to add provisions relating to the removal of directors and provisions relating to the Board of Directors of the Corporation in the management of the business of the Corporation as permitted under Section 402(c) of the NYBCL;

(g)               to change provisions relating to the indemnification of the Corporation’s directors and officers as permitted by Section 402(b) of the NYBCL and as authorized by Article 7 of the NYBCL;

(h)               to add a provision relating to the locations of stockholder meetings and the Corporation’s books, as permitted by Section 402(c) of the NYBCL; and

(i)                 to add provisions relating to any conflicts in meaning between the Certificate of Incorporation and the By-Laws and the Certificate of Incorporation and the Plan (as defined herein), as permitted by Section 402(c) of the NYBCL.

6.                  To accomplish the foregoing amendments, the following Articles of the Certificate of Incorporation are hereby amended, and when applicable, renumbered, to read as set forth in the same, renumbered or newly added Articles of the Certificate of Incorporation as hereinafter restated:

(a)               Article SECOND of the Certificate of Incorporation relating to the purposes for which this Corporation is formed is amended in its entirety to read as follows:

SECOND: The Corporation is formed (a) to engage in any lawful act or activity for which corporations may be organized under the NYBCL and (b) as contemplated by the Plan, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

(b)               Article THIRD of the Certificate of Incorporation relating to the authorized shares of the Corporation is amended in its entirety to read as follows:

THIRD: The aggregate number of shares which the Corporation shall have authority to issue is one share, which shall be Common Stock, par value $.01 per share. The Corporation shall not be authorized to issue any non-voting capital stock of any class, series or other designation to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code; provided, however, that, the foregoing restriction shall (i) have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code and (ii) only have such force and effect to the extent and for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applies to the Corporation.

(c)               Article FOURTH setting forth the county location of the Corporation’s office is amended in its entirety to read as follows:

FOURTH:  The county, within this state, in which the office of the Corporation is to be located is New York County.

(d)               Article FIFTH setting forth the Corporation’s registered agent and service of process is amended in its entirety to read as follows:

FIFTH:  The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served; the office of the Corporation shall be located at 10 East 40th Street, 10th Floor, New York, New York, 10016; and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation served upon him or her as agent of the Corporation is Cogency Global Inc., 10 East 40th Street, 10th Floor, New York, New York, 10016.

(e)               Article SIXTH setting forth the size of the Board of Directors is amended in its entirety to include additional provisions relating to the Board of Directors in the management of the business of the Corporation, as follows:

SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the “Board of Directors”). The election of directors need not be by written ballot. The number of directors which shall constitute the entire Board of Directors shall be one (1) person. Pursuant to the Plan, the Plan Administrator shall serve as such director. The sole director of the Corporation shall hold office until his successor shall be elected and shall qualify, subject, however, to prior death, disability, resignation, retirement, disqualification or removal from office. Any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, or removal from office shall be filled by a vote of the stockholder of the Corporation. A director may be removed from office by the stockholder of the Corporation (as directed by the Plan Administrator) only for cause. In furtherance and not in limitation of the powers conferred by law, the Board of Directors or the stockholder is expressly authorized to alter, amend, repeal, in whole or in part, or adopt new bylaws of the Corporation (the “By-Laws”), subject to the requirements of the Bankruptcy Code and in accordance with the Plan; provided, however, that notice of such alteration, amendment, repeal or adoption shall be contained in the notice of meeting of the stockholder or the Board of Directors, as the case may be, at which such action is proposed to be taken. Any such alteration, amendment, repeal or adoption must be approved by the affirmative vote of either the stockholder or, the sole director of the Corporation.

(f)                A new Article SEVENTH relating to the locations of stockholder meetings and the books of the Corporation has been added to read as follows:

SEVENTH: Meetings of the stockholder may be held within or outside the State of New York, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the NYBCL) at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

(g)               A new Article EIGHTH relating to the reservation of rights to amend, alter, change or repeal any provision contained in this Certificate of Incorporation has been added to read as follows:

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by law, subject to the requirements of the NYBCL and the Bankruptcy Code and in accordance with the Plan, and all rights conferred upon the stockholder of the Corporation or others herein are granted subject to this reservation.

(h)               Former Article Seventh indemnification of directors and officers of the Corporation has been renumbered as Article NINTH, and is amended in its entirety to read as follows:

NINTH: The Corporation shall indemnify to the fullest extent permitted by the NYBCL any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Nothing contained in this section shall limit the ability of the Corporation to indemnify or advance expenses to any current or former director, officer, employee or agent of the Corporation pursuant to law or any agreement, action of the Board of Directors or the Stockholder or other arrangement or limit any right any current or former director, officer, employee or agent may have to indemnity or advance of expenses under any bylaw of the Corporation in effect prior to the date of these By-Laws with respect to any action taken, any omission, status as a director, officer, employee or agent or any state of affairs existing prior to the date of these By-Laws. This indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether provided by law or contained in the Certificate of Incorporation or Bylaws, or a resolution of the sole stockholder, a resolution of the Board, or an agreement provided for such indemnification. The Corporation shall have the power to purchase and maintain insurance to cover (i) directors, officers, employees, agents, attorneys, trustees and other representatives and (ii) the Corporation for any obligation relating to indemnification. The intent of the foregoing indemnification provisions is both to confirm and to expand upon the indemnification provided by the NYBCL. No repeal or modification of this Article shall adversely affect any right or protection of a director of the Corporation existing at the date of such repeal or modification or create any liability or adversely affect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

(i)                 Former Article Eighth relating to the elimination, to the extent permitted by applicable law, of the personal liability of directors of the Corporation to the Corporation and its stockholders for certain monetary damages has been renumbered as Article TENTH, with no other changes.

(j)                 Former Article Ninth relating to the preemptive rights of the stockholders has been renumbered as Article ELEVENTH, with no other changes.

(k)               A new Article TWELFTH relating to any conflicts in meaning between the Certificate of Incorporation and the Plan (as defined herein), is added to read as follows:

TWELFTH: Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Certificate of Incorporation and the Plan, the Plan shall govern.

7.                  The Certificate of Incorporation, as amended hereby, has been authorized and approved in all respects, without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the Board of Directors of the Corporation and the stockholder of the Corporation, in each case by written consent, and pursuant to the Second Modified Joint Plan of Liquidation of Aceto Corporation and Its Affiliated Debtors (the “Plan”), as confirmed by the Bankruptcy Court on September 18, 2019, and which is effective as of October 1, 2019.

8.                  The Plan provides for the appointment of Steven S. Rogers in his capacity as Plan Administrator as the sole director of the Corporation. Pursuant to the Plan, on October 1, 2019, the Corporation and Steven S. Rogers, as Plan Administrator, entered into that certain Plan Administrator Agreement. Pursuant to the Plan, one share of common stock of the Corporation has been issued and transferred to the Plan Administrator for purposes of administering the wind-down of the Corporation. Pursuant to the Plan, all other shares of the capital stock of the Corporation have been cancelled.

9.                  This Certificate of Incorporation has been duly executed and acknowledged by a representative of the Corporation appointed pursuant to the Plan.

10.              To effect the foregoing amendments, the Certificate of Incorporation, as amended, is hereby restated as amended in its entirety to read as follows:

First: The name of the Corporation is ACETO CORPORATION.

Second: The Corporation is formed (i) to engage in any lawful act or activity for which corporations may be organized under the NYBCL and (ii) as contemplated by the Plan, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

Third: The aggregate number of shares which the Corporation shall have authority to issue is one share, which shall be Common Stock, par value $.01 per share. The Corporation shall not be authorized to issue any non-voting capital stock of any class, series or other designation to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code; provided, however, that, the foregoing restriction shall (i) have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code and (ii) only have such force and effect to the extent and for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applies to the Corporation.

Fourth: The county, within this state, in which the office of the Corporation is to be located is New York County.

Fifth: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served; the office of the Corporation shall be located at 10 East 40th Street, 10th Floor, New York, New York, 10016; and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation served upon him or her as agent of the Corporation is Cogency Global Inc., 10 East 40th Street, 10th Floor, New York, New York, 10016.

Sixth: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the “Board of Directors”). The election of directors need not be by written ballot. The number of directors which shall constitute the entire Board of Directors shall be one person. Pursuant to the Plan, the Plan Administrator shall serve as such director. The sole director of the Corporation shall hold office until his successor shall be elected and shall qualify, subject, however, to prior death, disability, resignation, retirement, disqualification or removal from office. Any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, or removal from office shall be filled by a vote of the stockholder of the Corporation. A director may be removed from office by the stockholder of the Corporation (as directed by the Plan Administrator) only for cause. In furtherance and not in limitation of the powers conferred by law, the Board of Directors or the stockholder is expressly authorized to alter, amend, repeal, in whole or in part, or adopt new bylaws of the Corporation (the “By-Laws”), subject to the requirements of the Bankruptcy Code and in accordance with the Plan; provided, however, that notice of such alteration, amendment, repeal or adoption shall be contained in the notice of meeting of the stockholder or the Board of Directors, as the case may be, at which such action is proposed to be taken. Any such alteration, amendment, repeal or adoption must be approved by the affirmative vote of either the stockholder or, the sole director of the Corporation.

Seventh: Meetings of the stockholder may be held within or outside the State of New York, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the NYBCL) at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

Eighth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by law, subject to the requirements of the NYBCL and the Bankruptcy Code and in accordance with the Plan, and all rights conferred upon the stockholder of the Corporation or others herein are granted subject to this reservation.

Ninth: The Corporation shall indemnify to the fullest extent permitted by the NYBCL any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Nothing contained in this section shall limit the ability of the Corporation to indemnify or advance expenses to any current or former director, officer, employee or agent of the Corporation pursuant to law or any agreement, action of the Board of Directors or the Stockholder or other arrangement or limit any right any current or former director, officer, employee or agent may have to indemnity or advance of expenses under any bylaw of the Corporation in effect prior to the date of these By-Laws with respect to any action taken, any omission, status as a director, officer, employee or agent or any state of affairs existing prior to the date of these By-Laws. This indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether provided by law or contained in the Certificate of Incorporation or Bylaws, or a resolution of the sole stockholder, a resolution of the Board, or an agreement provided for such indemnification. The Corporation shall have the power to purchase and maintain insurance to cover (i) directors, officers, employees, agents, attorneys, trustees and other representatives and (ii) the Corporation for any obligation relating to indemnification. The intent of the foregoing indemnification provisions is both to confirm and to expand upon the indemnification provided by the NYBCL. No repeal or modification of this Article shall adversely affect any right or protection of a director of the Corporation existing at the date of such repeal or modification or create any liability or adversely affect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

Tenth: To the fullest extent permitted by the NYBCL as presently in effect or hereafter amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a director. If the NYBCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of the directors, then the liability of a director of the Corporation shall be, without further corporate action, eliminated or limited to the fullest extent permitted by the NYBCL, as so amended. No repeal or modification of this Article shall adversely affect any right or protection of a director of the Corporation existing at the date of such repeal or modification or create any liability or adversely affect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

Eleventh: No holder of any shares of any class shall have any preemptive right to purchase any other shares or securities of any class which may at any time be sold or offered by the Corporation.

Twelfth: Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Certificate of Incorporation and the Plan, the Plan shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Incorporation has been duly executed and delivered by the undersigned authorized officer of the Corporation on the 1st day of October, 2019.

ACETO CORPORATION

By:	/s/ Steven S. Rogers
Name: Steven S. Rogers
Title: President

RESTATED

CERTIFICATE OF INCORPORATION

OF

ACETO CORPORATION

UNDER SECTION 807

OF

 THE BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK

Filer:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020